Exhibit 10.11



                    CONSULTING COMPENSATION ESCROW AGREEMENT


     This CONSULTING COMPENSATION ESCROW AGREEMENT (this "Agreement") is entered into and effective as of this 15th day of December, 2004, by and among KANSAS CITY SOUTHERN, a Delaware corporation ("KCS") and Jose F. Serrano International Business, S.A. de C.V., a a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS organized under the laws of the UMS ("Consulting Firm") (collectively, the "Parties"), and The Bank of Nova Scotia Trust Company of New York (the "Escrow Agent").

     WHEREAS, the Parties are parties to the Consulting Agreement dated as of the date hereof by and between KCS and the Consulting Firm (the "Consulting Agreement"), pursuant to which, among other things, the Consulting Firm shall provide to KCS the Consulting Services in exchange for the payment by KCS of the Annual Fee (defined below); and

     WHEREAS, pursuant to Section 5 of the Consulting Agreement, an amount equal to the total amount of the Annual Fee for each of the years comprising the three
(3) year terms of the Consulting Agreement, which equals, in the aggregate, Nine Million US Dollars ($9,000,000), (as increased by Interest (defined below) and reduced by Losses (defined below) or amounts released pursuant to Section 3 below, the "Escrow Fund") is to be deposited in escrow; and

     WHEREAS, the Parties desire to appoint the Escrow Agent to hold the Escrow Fund on the terms and subject to the conditions set forth in this Agreement, and the Escrow Agent is willing to serve in that capacity.

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is hereby agreed by and among the Parties and the Escrow Agent as follows:

     1. APPOINTMENT AND DEPOSIT INTO ESCROW.

          (a) The Parties hereby appoint the Escrow Agent to serve as escrow agent hereunder. In accordance with and subject to the terms and provisions hereof, the Escrow Agent accepts such appointment and agrees to hold, invest and distribute the Escrow Fund, in accordance with the terms hereof.

          (b) On the Effective Date of the Consulting Agreement (as that term is defined therein), KCS will deposit an amount equal to US $9,000,000 with the Escrow Agent in a non-interest bearing escrow account, to be held by the Escrow Agent and released only pursuant to the terms and conditions of this Escrow Agreement.

          (c) The Escrow Fund shall be held for the exclusive benefit of the Parties, their successors and assigns and no other person or entity shall have any right, title or interest therein, except as provided in Section 4(b).

     2. (a) The Escrow Fund deposited in escrow hereunder shall be invested by the Escrow Agent in accordance with the written instructions provided by the Consulting Firm. All interest, gains, income and other distributions (collectively, "Interest") received on or with respect to the Escrow Fund shall be received for the benefit of the Consulting Firm. All Interest shall become part of the Escrow Fund and any costs of investments and losses on such investments ("Losses") shall reduce the Escrow Fund. The parties agree that, for tax reporting purposes, all Interest and Losses shall be reported as allocated to the Consulting Firm.

          (b) The Escrow Agent shall have no liability for any loss on investments made pursuant to this Agreement, including any loss on any investment required to be liquidated prior to maturity in order to make a payment required hereunder. Investments by the Escrow Agent pursuant to this Agreement shall be subject to availability. In no event shall the Escrow Agent be required to provide investment advice of any kind. Absent its receipt of any written investment instructions from Consulting Firm, the Escrow Agent shall have no obligation or duty to invest any funds held by it under this Agreement.

          (c) The Consulting Firm agrees that, if necessary, it shall provide the Escrow Agent with a Form W-9 or Form W8-BEN, as the case may be.

          (d) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates.

     3. The Escrow Agent shall release the Escrow Fund and any Interest which becomes part of the Escrow Fund only in accordance with the following:

          (a) On the last day of the month, or if such day falls upon a Saturday, a Sunday or a banking holiday in New York, the next day on which the Escrow Agent is open for business, following each of the first, second, and third anniversary hereof (each such one-year period, a "Payment Period"), the Escrow Agent shall transfer to the Consulting Firm an amount from the Escrow Fund equal to $3,000,000 (the "Annual Fee"), (i) plus any Interest received on the Escrow Fund during such Payment Period, and (ii) less the amount of any Losses incurred during such Payment Period; provided, that if the Losses for any Payment Period exceed the amount of the Annual Fee, no amount shall be transferred by the Escrow Agent to the Consulting Firm for such Payment Period, and the Annual Fee for the subsequent Payment Period shall be reduced by the amount such Losses for the previous Payment Period exceeded the Annual Fee for such Payment Period.

          (b) Notwithstanding the foregoing, the Escrow Agent shall not transfer any amount of the Escrow Fund to the Consulting Firm in respect of an Annual Fee for a Payment Period if the Escrow Agent receives written notice
     (a  "Payment   Determination   Notice")   signed
     by the President or a Vice-President (each, an "Appropriate Officer") of KCS , which Payment Determination Notice shall be simultaneously copied to the Consulting Firm stating that the Consulting Firm is not entitled to payment for services rendered during such Payment Period, which Payment Determination Notice shall be received by the Escrow Agent and the Consulting Firm not later than ten (10) Business Days (defined below) prior to the expiration of such Payment Period and shall be accompanied by a certificate signed by an Appropriate Officer of KCS stating that the procedures for such determination, as set forth in Section 5(b) of the Consulting Agreement, have been fully complied with (a "Determination Certificate"). As used herein, the term "Business Day" shall mean a day of the year on which national banks in New York, New York, are not required or permitted to be closed.

          (c) Fifteen Business Days following receipt by the Escrow Agent of a Payment Determination Notice and Determination Certificate in accordance with sub-section 3(b) above, the Escrow Agent shall promptly (i) transfer to KCS an amount from the Escrow Fund equal to the Annual Fee for such Payment Period in accordance with the instructions set forth in the Payment Determination Notice, and (ii) transfer to the Consulting Firm the Interest received by the Escrow Agent on the Escrow Fund during such Payment Period, provided, however, that in the event that Consulting Firm shall dispute such Payment Determination Notice or Determination Certificate by delivering written notice to the Escrow Agent pursuant to Section 15 hereof, simultaneously copied to KCS, within ten (10) Business Days of the Escrow Agent's receipt of such Payment Determination Notice or Determination Certificate, then no amounts shall be transferred to KCS pursuant to this Section 4(c) until such dispute has been finally resolved in accordance with the terms of Section 17 of the Consulting Agreement.

          (d) If the Consulting Agreement is terminated prior to the stated expiration date set forth therein (the "Expiration Date"), then any remaining amounts held in the Escrow Fund as of the date of such termination shall be released as follows:

               (i) After receipt by the Escrow Agent of written notice signed by an Appropriate Officer of KCS and Consulting Firm (an "Early Termination Notice") stating that the Consulting Agreement has been terminated prior to the Expiration Date due to the death or disability of Jose F. Serrano Segovia, the Escrow Agent shall release the amount remaining in the Escrow Fund as of the date of such termination, if any, to the Consulting Firm in accordance with the instructions set forth in the Early Termination Notice.

               (ii) After receipt by the Escrow Agent of an Early Termination Notice stating that the Consulting Agreement has been terminated prior to the Expiration Date due to the occurrence of an event set forth in
          Section  8(c)  of  the  Consulting   Agreement  with  respect  to  the
          Consulting Firm, which Early Termination Notice shall include a reasonably detailed calculation of the amount owed to the

          Consulting Firm in consideration of any Annual Fee or portion thereof which has accrued as of the effective date of such termination, if any, the Escrow Agent shall (y) transfer to the Consulting Firm the amount set forth in the Early Termination Notice, together with any Interest received and not paid by the Escrow Agent as of the effective date of such termination, and (z) transfer to KCS the amount remaining in the Escrow Fund after such payment to the Consulting Firm.

               (iii) After receipt of an Early Termination Notice stating that the Consulting Agreement has been terminated without reason by the Consulting Firm prior to the Expiration Date pursuant to Section 8(d) thereof, or by KCS for Cause pursuant to Section 8(e) thereof, then the Escrow Agent shall (y) transfer to KCS the principal amount remaining in the Escrow Fund as of the effective date of such termination, and (z) transfer to the Consulting Firm any Interest received and not paid by the Escrow Agent as of the effective date of such termination.

               (iv) After receipt of an Early Termination Notice stating that the Consulting Agreement has been terminated by the Consulting Firm prior to the Expiration Date due to a material breach thereof by KCS, or has been terminated by KCS other than for Cause, the Escrow Agent shall transfer to the Consulting Firm the amount remaining in the Escrow Fund, including Interest received and not paid by the Escrow Agent, as of the effective date of such termination.

          (e) The Parties agree that any dispute between the Parties, including but not limited to disputes relating to an Early Termination Notice, shall be settled in accordance with Section 17 of the Consulting Agreement.

     4. (a) The Escrow Agent may act or refrain from acting in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party and believed by the Escrow Agent to be genuine without being required to determine the authenticity or validity thereof or the correctness of any facts stated therein. The Escrow Agent may act or refrain from acting in reliance upon any signature believed by it to be genuine, and may assume that any such person has been properly authorized to do so.

          (b) The Parties hereto, jointly and severally, agree to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement in its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense is caused by the Escrow Agent's willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction. The Escrow Agent shall have the right to apply the Escrow Fund held by it in escrow hereunder, and any proceeds thereof, to the payment of any amounts owing to it by Consulting Firm or KCS hereunder upon one (1) Business Days' notice to Consulting Firm and KCS.

          (c) As between themselves, KCS and the Consulting Firm agree that in the event that the Escrow Agent exercises its right to apply funds from the Escrow Fund to the payment of any amounts owing to it hereunder ("Escrow Agent Receivable") as a result of the failure of one of KCS or Consulting Firm to make payment in full of 50% of the Escrow Agent Receivable in accordance with Section 11 hereof, such non-paying Party shall promptly transfer to the account of the other Party in accordance with such other Party's instructions in immediately available funds an amount equal to the difference between 50% of the Escrow Agent Receivable and the amount, if any, actually paid by the non-paying Party to the Escrow Agent in respect of the Escrow Agent Receivable. In the event that the Escrow Agent exercises its right to apply funds from the Escrow Fund to the payment of the Escrow Agent Receivable as a result of the failure of both of KCS and the Consulting Firm to make payment in full of 50% of the Escrow Agent Receivable in accordance with Section 11 hereof, each such non-paying Party shall promptly transfer to the account of the other Party in accordance with such other Party's instructions in immediately available funds an amount equal to the difference between 50% of the Escrow Agent Receivable and the amount, if any, actually paid by the non-paying Party to the Escrow Agent in respect of the Escrow Agent Receivable.

     5. (a) The Escrow Agent may consult legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions of this Agreement or its duties hereunder, including, without limitation, the validity of any order of any court or arbitration tribunal, and it shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with the opinion and instructions of such counsel.

          (b) Each of the Parties  acknowledges and agrees that the Escrow Agent
     (i) shall not be deemed to have knowledge of the terms of, or be responsible for, any of the agreements referred to or described herein (including, without limitation, the Acquisition Agreement, but excluding this Agreement) or for determining compliance therewith and shall not otherwise be bound thereby and (ii) shall be obligated only for the performance of such duties as are specifically set forth in this Agreement on its part to be performed and no implied duties or obligations of any kind shall be read into this Agreement against the Escrow Agent.

     6. In the event of any disagreement between any of the Parties to this Agreement, any adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its sole option, refuse to comply with any claims and demands on it and retain in its possession without liability to anyone all or any of the property held by it hereunder, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists. The Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act in such event, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a final order, decree, or judgment of a court or arbitration tribunal of competent jurisdiction (and in the case of an arbitration tribunal, accompanied by a certificate signed by an Appropriate Officer of KCS and Consulting Firm stating that such arbitration was undertaken in accordance with
Section 17 of the Consulting Agreement), accompanied by an opinion of counsel that such order, decree or judgment is final, or (ii) all differences shall have been resolved by agreement among all the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. Escrow Agent shall have the option, after thirty (30) calendar days notice to the Parties, of its intention to do so, to file an action in interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise. Notwithstanding any provision to the contrary in this Agreement, in no case shall the Escrow Agent be required or obligated to distribute any property held in escrow by it hereunder sooner than two (2) Business Days after it has received instructions to do so and the applicable documents required under this Agreement.

     7. Notwithstanding any provision to the contrary in this Agreement, in no case shall the Escrow Agent be required or obligate to distribute any property held in escrow by it hereunder sooner than two (2) Business Days after it has received instructions to do so and the applicable documents required under this Agreement.

     8. Notice to the Parties shall be given as provided below. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, a Sunday or a banking holiday in New York, such time shall be extended to the next day on which the Escrow Agent is open for business.

     9. The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following thirty (30) calendar days written notice to the other Parties to the Escrow Agreement. Prior to the effective date of resignation specified in such notice, the Parties will jointly appoint a successor escrow agent. On the effective date of such appointment, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents and all of the funds, securities, documents and other assets held in escrow hereunder to any successor escrow agent selected in writing by Parties to this Agreement. If a successor escrow agent has not been appointed prior to the expiration of thirty (30) calendar days following the date of notice of such resignation, then (i) the Escrow Agent's sole responsibility after that time shall be to safekeep the property held in escrow by it hereunder until receipt by it of designation of a successor escrow agent and (ii) the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief. Any such resulting appointment shall be binding upon all the Parties to this Agreement.

     10. The Parties to this Agreement may by mutual written agreement, with a copy of such agreement forwarded to the Escrow Agent, at any time substitute a new escrow agent by giving ten (10) days notice thereof to the Escrow Agent and paying all fees and expenses due to the Escrow Agent. Any such substitution shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such substitution, the Escrow Agent shall deliver this Agreement together with any and all related instruments or documents and all of the funds, securities, documents and other assets held in escrow hereunder to a successor escrow agent that the Parties have selected in writing.

     11. The Escrow Agent shall receive the fees provided in Appendix B hereto. Except as provided in Section 4(b), the Escrow Agent shall not be permitted to utilize the Escrow Fund to cover any of its fees or expenses. The Consulting Firm and KCS agree as between themselves that all fees and expenses of the Escrow Agent shall be paid equally (50% by KCS and 50% by the Consulting Firm).

     12. Any modification of this Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto. Upon distribution in full of the Escrow Fund and all Interest earned thereon, this Agreement shall be thereupon terminated and of no further force or effect; provided that the provisions of Sections 4(b) and 11 (for the period prior to such termination, resignation or substitution) shall survive the termination of this Agreement and the resignation or substitution of the Escrow Agent.

     13. This Agreement shall be governed by the laws of the state of New York in all respects. The Parties hereto irrevocably and unconditionally submit to the jurisdiction of a federal or state court located in New York, New York in connection with any proceedings commenced regarding this Agreement including but not limited to a interpleader proceeding or a proceeding for the employment of a successor escrow agent. The Parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue or inconvenient forum.

     14. This Agreement may be executed in one or more counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

     15. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by facsimile (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third day after such mailing) or (d) delivered by an express courier (with written confirmation) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Consulting Firm:

         Jose F. Serrano International Business, S.A. de C.V.
         Paseo de la Reforma #610
         Colonia Lomas de Chapultepec
         11000 Mexico, D.F.

         Attention:  Jose Francisco Serrano Segovia

         With a copy (which shall not constitute notice) to:

         Milbank, Tweed, Hadley & McCloy LLP
         One Chase Manhattan Plaza
         New York, New York 10005
         Attention:  Thomas C. Janson, Esq.

         And

         Martinez, Algaba, Estrella, De Haro y Galvan, S.C.
         Paseo de lost Tamarindos
         Colonia Bosquest de las Lomas
         Mexico, D.F., Mexico
         Attention:  Carlos Galvan Duque

         If to KCS:

         Kansas City Southern
         427 West 12th Street
         Kansas City, MO 64105
         Attention:  Senior Vice President and General Counsel

         With a copy (which shall not constitute notice) to:

         Sonnenschein Nath & Rosenthal LLP
         4520 Main Street, Suite 1100
         Kansas City, MO 64111
         Attention:  John F. Marvin, Esq.

         and

         White & Case, S.C.
         Blvd Manual Avila Camacho 24, PH
         Colonia Lomas de Chapultepec, 11000
         Mexico, D.F., Mexico
         Attention Jose Vicente Corta Fernandez and/or Iker I. Arriola Penalosa

         If to the Escrow Agent:

         The Bank of Nova Scotia Trust Company of New York
         One Liberty Plaza
         New York, NY  10006
         Attention John Neylan

         With a copy to (which shall not constitute notice) to:

         Shearman & Sterling LLP
         599 Lexington Avenue
         New York, NY  10022
         Attention:  Helen Doo

Any Party hereto may from time to time change its address for notices under this
Section 14 giving at least ten (10) days' notice of such changed address to the other Parties hereto.



                           SIGNATURE PAGE ON NEXT PAGE

     IN WITNESS WHEREOF, the Parties and the Escrow Agent have executed this Agreement as of the date first above written.

                           KANSAS CITY SOUTHERN


                           By:  /s/ Robert B. Terry
                              -----------------------------------
                           Name:    Robert B. Terry
                           Title:   Senior Vice President & General Counsel

                           Jose F. Serrano International Business, S.A., de C.V.


                           By:  /s/ Jose F. Serrano Segovia
                              -----------------------------------
                           Name:    Jose F. Serrano Segovia
                           Title:   Attorney in Fact

                           The Bank of Nova Scotia Trust Company of New York


                           By:  /s/ Andrew Bicker
                              -----------------------------------
                           Name:    Andrew Bicker
                           Title:   Associate Director

                                   APPENDIX A
                         [INSTRUCTIONS TO ESCROW AGENT]

                                   APPENDIX B
                                     [FEES]